Exhibit 99.1

Behringer Harvard Announces Investment in
Multifamily Development in Denver Metro Area

DALLAS, June 27, 2013 — Behringer Harvard announced today its investment in a multifamily community slated for development in the Prospect Park neighborhood of Denver, Colorado. The 2.6-acre development site, at the intersection of Huron Street and W. 29th Street, is near Coors Field and four blocks from the Union Station redevelopment project, which will be the central hub of a new regional transit system.

Behringer Harvard Opportunity REIT II, Inc. has provided mezzanine financing for the construction of a 296-unit apartment community consisting of a five-story residential building constructed over a subsurface parking garage. A separate parking garage at grade level will provide additional parking.

Site preparation is underway, and construction is expected to be completed in the third quarter of 2014. The project will be developed by affiliates of Edwards Companies. BMO Harris Bank N.A. will provide financing for construction of the property.

Tentatively known as Prospect Park, the community will include a freestanding, two-story community center with a leasing area, café, lounge and billiards areas, business center, splash pool, and rooftop community space. Residents will choose from a mix of studio/efficiency units and apartments with up to three bedrooms. Units will feature 10-foot ceilings and high-quality modern finishes.

“Our debt investment in Prospect Park illustrates that the investment focus of Opportunity REIT II extends beyond equity investments and acquisitions of existing properties,” said Mr. Michael O’Hanlon, CEO of Behringer Harvard Opportunity REIT II. “Our opportunity platform’s broad capabilities enable us to take timely advantage of market conditions and invest in a flexible range of debt and equity vehicles. This isn’t the first time the REIT has successfully originated mezzanine debt, and we will consider providing additional mezzanine financing over time, as other attractive opportunities arise.”

In August 2009, Behringer Harvard Opportunity REIT II originated a $25 million mezzanine loan that helped finance a public-private partnership that privatized the transient lodging facilities on 10 U.S. Army bases in eight states. The REIT received early repayment of that loan, which generated a fully loaded, double-digit annual average percentage rate of return.

About Behringer Harvard

Behringer Harvard creates, manages and distributes global institutional-quality alternative investment programs for individual and institutional investors. Programs sponsored and managed by the Behringer Harvard group of companies have attracted equity of more than $6 billion and made investments into more than $11 billion in assets. For more information, contact our U.S. headquarters toll-free at 866.655.3600 or our European headquarters at 011 49 40 34 9999 90, or visit us online at behringerharvard.com.

This release contains forward-looking statements relating to the business and financial outlook of Behringer Harvard Opportunity REIT II, Inc. that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors section of Behringer Harvard Opportunity REIT II, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012, and its subsequent Quarterly Reports on Form 10-Q. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

David Nesmith

Richards Partners for Behringer Harvard

david_nesmith@richards.com

214.891.2864